Exhibit 5.1

[Letterhead of Maynard, Cooper & Gale, P.C.]

October 5, 2020

Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

Ladies and Gentlemen:

We have acted as counsel to Encompass Health Corporation, a Delaware corporation (the “Company”), and special counsel to each of the subsidiaries of the Company named on Schedule I attached hereto (the “Subsidiary Guarantors”), in connection with the issuance of $400,000,000 in aggregate principal amount of the Company’s 4.625% Senior Notes due 2031 (the “Notes”) and the related guarantees of such Notes issued by the Subsidiary Guarantors (the “Guarantees,” and together with the Notes, the “Securities”). Such issuance has been made pursuant to (i) the Company’s Registration Statement on Form S-3 (File No. 333-248942), including a base prospectus dated September 21, 2020 (the “Base Prospectus”), initially filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 21, 2020 (the “Registration Statement”), (ii) the preliminary prospectus supplement dated September 30, 2020 and filed with the Commission on September 30, 2020 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), (iii) the document identified by the Company as a “free writing prospectus” (within the meaning of Rule 433 and Rule 405 under the Securities Act) (the “FWP”) dated September 30, 2020 and filed with the Commission on September 30, 2020 pursuant to Rule 433(d) under the Securities Act and (iv) the final prospectus supplement dated September 30, 2020 and filed with the Commission on October 1, 2020 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”).

The Notes and the Guarantees are being issued under an Indenture, dated as of December 1, 2009 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (as successor to The Bank of Nova Scotia Trust Company of New York), as trustee (the “Trustee”), as supplemented by a tenth supplemental indenture, dated as of October 5, 2020, among the Company, the Guarantors and the Trustee, relating to the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes are being sold pursuant to an Underwriting Agreement, dated September 30, 2020 (the “Underwriting Agreement”), among the Company, the Guarantors, Truist Securities, Inc., as representative of the several underwriters named in Schedule 1 therein (the “Underwriters”), and the Underwriters.

Encompass Health Corporation

October 5, 2020

In rendering our opinions herein, we have relied upon certificates signed by officers of the Company and the Subsidiary Guarantors with respect to various factual matters without having independently verified such factual matters, and certificates, correspondence and representations from public officials referred to below. We are opining herein solely as to (i) the Alabama Business and Nonprofit Entity Code, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Florida Business Corporation Act, and the Georgia Limited Liability Company Act (collectively, the “Business Codes”), as applicable to those certain Subsidiary Guarantors that are identified in Schedule I hereto as being incorporated or otherwise organized under Alabama, Delaware, Florida or Georgia law (the “Specified Guarantors”), and (ii) with respect to the opinions set forth in paragraphs 6 and 7 below, the internal laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the federal laws of the United States or the laws of any other jurisdiction or, in the case of the States of Alabama, Delaware, Florida and Georgia, any laws other than the Business Codes listed above, or as to any matters of municipal law or the laws of any local agencies within any state. Additionally, we are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation or any state “blue sky” securities law relating to the Securities or the offering, issuance or sale thereof. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act as currently in effect and have made such inquiries as we consider necessary to render the opinions below. We call to your attention that certain of the Subsidiary Guarantors are incorporated or otherwise organized, as the case may be, in the States of Idaho, Massachusetts, Mississippi, New Mexico, South Carolina and Texas, as indicated in Schedule I hereto. Various matters concerning the laws of the States of Idaho, Massachusetts, Mississippi, New Mexico, South Carolina and Texas are addressed in the letters of Bradley Arant Boult Cummings LLP, Hawley Troxell Ennis & Hawley LLP and Snell & Wilmer L.L.P. and we express no opinion with respect to those matters.

In rendering our opinions herein, we have examined originals or copies of the following documents:

(i)    the Registration Statement;

(ii)    the Preliminary Prospectus;

(iii)    the FWP;

(iv)    the Prospectus;

(v)    the Underwriting Agreement;

(vi)    the Indenture, including the Guarantees contained therein;

Encompass Health Corporation

October 5, 2020

(vii)    the global note executed by the Company pursuant to the Indenture, dated as of October 5, 2020, representing the Notes (the “Global Note”);

(viii)    the certificate of incorporation and bylaws for the Company;

(ix)    the certificate of incorporation, articles of incorporation, articles of organization, certificate of formation, bylaws, limited liability company agreement, operating agreement and partnership agreement or the equivalents thereto, as applicable, for each Specified Guarantor;

(x)    certain resolutions adopted by the Company’s board of directors, and a committee thereof, relating to the Securities and certain related matters;

(xi)    certain resolutions adopted by the board of directors, board of managers or partners, as applicable, and any resolutions authorizing the same, of each Specified Guarantor, relating to the Securities and certain related matters;

(xii)    a certificate with respect to various factual matters signed by an officer of the Company dated as of the date of this opinion letter;

(xiii)    a certificate with respect to various factual matters signed by an officer of each of the Subsidiary Guarantors dated as of the date of this opinion letter; and

(xiv)    certificates of public officials or other written evidence of good standing, existence or compliance, as applicable, for each of the Company and the Specified Guarantors in its respective jurisdiction of incorporation or formation, as applicable (the “Public Certificates”).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and the Subsidiary Guarantors and of public officials and other instruments or documents as we have deemed necessary or advisable for the purposes of rendering these opinions.

We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than with respect to the Company and the Specified Guarantors) any document reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies, and the absence of duress, fraud or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. We have further assumed (a) that, other than with respect to the Company and each of the Specified Guarantors, the Underwriting Agreement, the Indenture and the Global Note (collectively, the “Subject Documents”) have been duly authorized, executed and delivered by the parties thereto, (b) that, other than with respect to the Company and each of the Specified Guarantors, the Subject Documents constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Subject Documents as legally valid and

Encompass Health Corporation

October 5, 2020

binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities. To the extent that the obligations of the Company and the Subsidiary Guarantors under the Notes may be dependent upon such matters, we also assume for purposes of this opinion letter that (i) the Trustee is in compliance generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (ii) the Global Note will be duly authenticated by the Trustee in the manner provided in the Indenture. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and have assumed that such matters remain true and correct through the date hereof.

With regard to our opinion in paragraph 1 below with respect to the Company’s and the Specified Guarantors’ good standing, we have based our opinions solely upon examination of the Public Certificates.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations herein set forth, we are of the opinion that:

(1)    Each of the Company and the Specified Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

(2)    The Company has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Indenture and to issue the Notes.

(3)    Each of the Specified Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, under the laws of its state of incorporation or formation, as applicable, to execute, deliver and perform its obligations under the Indenture and to issue the Guarantees.

(4)    The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder, including the issuance of the Notes in accordance with the provisions of the Indenture, have been duly authorized by the Company.

(5)    The execution and delivery by each of the Specified Guarantors of the Indenture and the performance of its obligations thereunder, including the issuance of the Guarantees in accordance with the provisions of the Indenture, have been duly authorized by each of the Specified Guarantors.

(6)    The Notes are legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Encompass Health Corporation

October 5, 2020

(7)    The Guarantees are legally valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms.

The opinions expressed in paragraphs 6 and 7 above with respect to the valid and binding nature of obligations of the Securities are subject to the following exceptions, limitations and qualifications:

(i)     we express no opinion with respect to any provision of any of the Subject Documents relating to: (a) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (b) non-reliance, exculpation, disclaimer, limitation of liability, indemnification, contribution, waiver, limitation or exclusion of remedies; (c) liquidated damages, forfeitures, default interest, late charges, make-whole premiums, payment of attorneys’ fees, collection upon acceleration of amounts that might be determined to constitute unearned interest thereon, or other economic remedies, in each case to the extent that it constitutes a penalty, is prohibited by law or is deemed to be contrary to public policy; (d) concepts or principles of materiality, reasonableness, equity, good faith, fair dealing or unconscionability (regardless of whether the Securities are considered in a proceeding in equity or at law); (e) governing law (except for the enforceability of any provision choosing New York law as a Subject Document’s governing law pursuant to the statutes referred to in paragraph (ii) below); (f) the waiver of the right to trial by jury or of usury, stay, extension and similar laws; (g) rights or remedies not being exclusive, not preventing the concurrent assertion of any other right or remedy, being cumulative and exercisable in addition to any other right and remedy, or any delay or omission to exercise any right or remedy not impairing any right or remedy or not constituting a waiver thereof; (h) any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts; (i) any requirement that a party take further action or enter into further agreements or instruments or provide further assurances; (j) any requirement that amendments or waivers be in writing insofar as they suggest that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (k) service of process by any method not provided for under applicable statute or court rule; and (l) the severability of any provisions to the foregoing effect to the extent such provisions are unenforceable; and

(ii)    to the extent that any opinions set forth herein relate to the enforceability of the choice of New York law and selection of a New York forum or exclusive jurisdiction provisions in any of the Subject Documents, such opinions are subject to the qualifications that such enforceability may be subject to, in each case, (a) the exceptions and limitations in Sections 5-1401 and 5-1402 of the New York General Obligations Law and (b) principles of comity and constitutionality.

Encompass Health Corporation

October 5, 2020

This opinion letter is rendered as of the date hereof, and we assume no obligation to revise or supplement the opinions contained herein in the event of any future changes in the facts or laws relating to the matters covered by such opinions. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission under the Securities Act, and is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond those expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, dated October 5, 2020, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Maynard, Cooper & Gale, P.C.

SCHEDULE I

Subsidiary Guarantors

Guarantor	State of Incorporation or Organization
A&B Home Health Solutions, LLC	Delaware
Abba Home Health, L.P.	Texas
Advanced Homecare Holdings, Inc.	Delaware
Advanced Homecare Management, Inc.	Delaware
AHM Action Home Health, LP	Texas
AHM Texas GP, LLC	Delaware
AHM Texas LP, Inc.	Delaware
Apex Hospice LLC	Texas
Best Home Care LP	Texas
Camellia Home Health of Alabama, LLC	Alabama
Camellia Home Health of East Tennessee, LLC	Delaware
Camellia Home Health of the Gulf Coast, LLC	Mississippi
Camellia Hospice of Central Mississippi, LLC	Mississippi
Camellia Hospice of East Louisiana, LLC	Delaware
Camellia Hospice of Louisiana, LLC	Delaware
Camellia Hospice of North Mississippi, LLC	Mississippi
Camellia Hospice of Northeast Alabama LLC	Alabama
Camellia Hospice of Northeast Mississippi, LLC	Mississippi
Camellia Hospice of South Alabama, LLC	Mississippi
Camellia Hospice of Southwest Mississippi, LLC	Mississippi
Camellia Hospice of the Gulf Coast, LLC	Mississippi
Camellia Medical Systems, Inc.	Mississippi
CareServices of the Treasure Coast, LLC	Florida
CareSouth Health System, Inc.	Delaware
CareSouth HHA Holdings of Columbus, LLC	Georgia
CareSouth HHA Holdings of Dothan, LLC	Georgia
CareSouth HHA Holdings of Gainesville, LLC	Georgia
CareSouth HHA Holdings of Greensboro, LLC	Georgia
CareSouth HHA Holdings of Lexington, LLC	Georgia
CareSouth HHA Holdings of North Florida, LLC	Georgia
CareSouth HHA Holdings of Panama City, LLC	Florida
CareSouth HHA Holdings of Richmond, LLC	Delaware
CareSouth HHA Holdings of South Carolina, LLC	Georgia
CareSouth HHA Holdings of Tallahassee, LLC	Florida
CareSouth HHA Holdings of the Bay Area, LLC	Georgia
CareSouth HHA Holdings of Valley, LLC	Georgia
CareSouth HHA Holdings of Virginia, LLC	Georgia
CareSouth HHA Holdings of Washington, LLC	Georgia
CareSouth HHA Holdings of Western Carolina, LLC	Georgia
CareSouth HHA Holdings of Winchester, LLC	Georgia
CareSouth HHA Holdings, LLC	Georgia
CareSouth Hospice, LLC	Georgia
Continental Home Care, LLC	Delaware
Continental Medical Systems, LLC	Delaware

Guarantor	State of Incorporation or Organization
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
CS Health & Wellness, LLC	Georgia
Day-By-Day Staff Relief, LLC	Delaware
DOSIK, INC.	Texas
DRC Health Systems, L.P.	Texas
EHHI Holdings, Inc.	Delaware
Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware
Encompass Health Acquisition Holdings, LLC	Delaware
Encompass Health Alabama Real Estate, LLC	Delaware
Encompass Health Arizona Real Estate, LLC	Delaware
Encompass Health Arkansas Real Estate, LLC	Delaware
Encompass Health Boise Holdings, LLC	Delaware
Encompass Health Bryan Holdings, LLC	Delaware
Encompass Health C Corp Sub Holdings, Inc.	Delaware
Encompass Health California Real Estate, LLC	Delaware
Encompass Health Central Arkansas Holdings, Inc.	Delaware
Encompass Health Colorado Real Estate, LLC	Delaware
Encompass Health Deaconess Holdings, LLC	Delaware
Encompass Health Fairlawn Holdings, LLC	Delaware
Encompass Health GKBJH Holdings, LLC	Delaware
Encompass Health Gulfport Holdings, LLC	Delaware
Encompass Health Home Health Corporation	Delaware
Encompass Health Home Health Holdings, Inc.	Delaware
Encompass Health Home Health of Alabama, LLC	Delaware
Encompass Health Home Health of Birmingham, LLC	Delaware
Encompass Health Home Health of Central Virginia, LLC	Delaware
Encompass Health Home Health of Florida, LLC	Delaware
Encompass Health Home Health of Kentucky, LLC	Delaware
Encompass Health Home Health of New England, LLC	Delaware
Encompass Health Home Health of Ohio, LLC	Delaware
Encompass Health Hospice of Alabama, LLC	Delaware
Encompass Health Hospice of Pennsylvania, LLC	Delaware
Encompass Health Hospice of the Midwest, LLC	Delaware
Encompass Health Hospice of the Southwest, LLC	Delaware
Encompass Health Iowa Real Estate, LLC	Delaware
Encompass Health Johnson City Holdings, LLC	Delaware
Encompass Health Joint Ventures Holdings, LLC	Delaware
Encompass Health Jonesboro Holdings, Inc.	Delaware
Encompass Health Kansas Real Estate, LLC	Delaware
Encompass Health Kentucky Real Estate, LLC	Delaware
Encompass Health Littleton Holdings, LLC	Delaware
Encompass Health Lubbock Holdings, LLC	Delaware
Encompass Health Martin County Holdings, LLC	Delaware
Encompass Health Maryland Real Estate, LLC	Delaware
Encompass Health Massachusetts Real Estate, LLC	Delaware
Encompass Health Midland Odessa Holdings, LLC	Delaware
Encompass Health Myrtle Beach Holdings, LLC	Delaware
Encompass Health Nevada Real Estate, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health New Mexico Real Estate, LLC	Delaware
Encompass Health Ohio Real Estate, LLC	Delaware
Encompass Health Owned Hospitals Holdings, LLC	Delaware
Encompass Health Pennsylvania Real Estate, LLC	Delaware
Encompass Health Properties, LLC	Delaware
Encompass Health Real Estate, LLC	Delaware
Encompass Health Rehabilitation Hospital of Abilene, LLC	Delaware
Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware
Encompass Health Rehabilitation Hospital of Arlington, LLC	Delaware
Encompass Health Rehabilitation Hospital of Austin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware
Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware
Encompass Health Rehabilitation Hospital of City View, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Cypress, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dallas, LLC	Delaware
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama
Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware
Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware
Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina
Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware
Encompass Health Rehabilitation Hospital of Franklin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware
Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Humble, LLC	Delaware
Encompass Health Rehabilitation Hospital of Katy, LLC	Delaware
Encompass Health Rehabilitation Hospital of Kingsport, LLC	Delaware
Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware
Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware
Encompass Health Rehabilitation Hospital of Littleton, LLC	Delaware
Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware
Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware
Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware
Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama
Encompass Health Rehabilitation Hospital of Murrieta, LLC	Delaware
Encompass Health Rehabilitation Hospital of New England, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of Newnan, LLC	Delaware
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.	Delaware
Encompass Health Rehabilitation Hospital of Ocala, LLC	Delaware
Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida
Encompass Health Rehabilitation Hospital of Pearland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Plano, LLC	Delaware
Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware
Encompass Health Rehabilitation Hospital of Richardson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Round Rock, LLC	Delaware
Encompass Health Rehabilitation Hospital of San Antonio, Inc.	Delaware
Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware
Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware
Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Sugar Land, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware
Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware
Encompass Health Rehabilitation Hospital of Texarkana, Inc.	Delaware
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC	Delaware
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Toms River, LLC	Delaware
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Tustin, L.P.	Delaware
Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware
Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts
Encompass Health Rehabilitation Hospital of York, LLC	Delaware
Encompass Health Rehabilitation Hospital The Vintage, LLC	Delaware
Encompass Health Rehabilitation Hospital Vision Park, LLC	Delaware
Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama
Encompass Health Savannah Holdings, LLC	Delaware
Encompass Health Sea Pines Holdings, LLC	Delaware
Encompass Health Sewickley Holdings, LLC	Delaware
Encompass Health South Carolina Real Estate, LLC	Delaware
Encompass Health South Dakota Real Estate, LLC	Delaware
Encompass Health Support Companies, LLC	Delaware
Encompass Health Texas Real Estate, LLC	Delaware
Encompass Health Tucson Holdings, LLC	Delaware
Encompass Health Tulsa Holdings, LLC	Delaware
Encompass Health Tyler Holdings, Inc.	Delaware
Encompass Health Utah Real Estate, LLC	Delaware
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware
Encompass Health Virginia Real Estate, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Walton Rehabilitation Hospital, LLC	Delaware
Encompass Health West Tennessee Holdings, LLC	Delaware
Encompass Health West Virginia Real Estate, LLC	Delaware
Encompass Health Westerville Holdings, LLC	Delaware
Encompass Health Winston-Salem Holdings, LLC	Delaware
Encompass Health Yuma Holdings, Inc.	Delaware
Encompass Home Health of Austin, LLC	Texas
Encompass Home Health of Colorado, LLC	Delaware
Encompass Home Health of DFW, LLC	Texas
Encompass Home Health of East Texas, LLC	Delaware
Encompass Home Health of New England, LLC	Delaware
Encompass Home Health of the Mid Atlantic, LLC	Delaware
Encompass Home Health of the Midwest, LLC	Delaware
Encompass Home Health of the Southeast, LLC	Florida
Encompass Home Health of the West, LLC	Idaho
Encompass Hospice of the West, LLC	Idaho
Encompass of Fort Worth, LP	Texas
Encompass of West Texas, LP	Texas
EXCELLA ASSOCIATES, L.L.C.	Massachusetts
EXCELLA HEALTHCARE, INC.	Massachusetts
EXCELLA HOME HEALTH AGENCY, LLC	Massachusetts
EXCELLA HOMECARE, INC.	Massachusetts
Guardian Home Care, Inc.	Idaho
Hallmark Homecare, L.P.	Texas
HealthCare Innovations of Oklahoma, L.L.C.	Texas
HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, L.L.C.	Texas
HealthCare Innovations-Travertine Health Services, L.L.C.	Texas
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware
Home Health Care of Bogalusa, Inc.	Delaware
Home Health Care Systems, Inc.	Mississippi
Hospice Care of Mississippi, LLC	Mississippi
Idaho Homecare Holdings, Inc.	Idaho
Orion Homecare, LLC	Idaho
Preferred Home Health, L.P.	Texas
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware
Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of North Alabama, LLC	Delaware
Rehabilitation Hospital of Plano, LLC	Delaware
Reliant Blocker Corp.	Delaware
Saad Healthcare of St. Clair County LLC	Delaware
Texas Senior Care, L.P.	Texas
TH of San Antonio LLC	Texas
WellCare, Inc.	New Mexico
Wellmark Healthcare Services of El Paso, Inc.	Texas
West Mississippi Home Health Services, Inc.	Mississippi
Western Neuro Care, Inc.	Delaware